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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K
                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 19, 2002


       Oklahoma
    (State or other               1-12480                      73-1098614
     jurisdiction               (Commission                 (I.R.S. Employer
   of incorporation)            File Number)               Identification No.)

                            CANAAN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)



             211 North Robinson, Suite 1000N Oklahoma City, OK 73102
               (Address of principal executive office)      (Zip code)

       Registrant's telephone number, including area code: (405) 604-9200

                                      NONE
   (Former name, former address and former fiscal year, if changed since last report.)




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ITEM 5 - OTHER EVENTS

     On April 19, 2002, Canaan Energy Corporation, an Oklahoma corporation ("Canaan"), CHK Acquisition, Inc., an Oklahoma corporation ("Sub"), and Chesapeake Energy Corporation, an Oklahoma corporation ("Chesapeake"), executed an Agreement and Plan of Merger pursuant to which Sub will, subject to the conditions and upon the terms stated therein, merge with and into Canaan ("Merger"). Pursuant to the Merger, $18.00 will be paid for each outstanding share of common stock of Canaan. All outstanding employee options to purchase Canaan common stock will be fully vested and converted into a right to receive the difference between $18 per share and the exercise price. Canaan will also make change in control payments of $4.6 million to certain officers and employees. Messrs. Leo Woodard, John Penton, Mike Mewbourn, Tom Henson and Mischa Gorkuscha, directors of Canaan, have granted to Chesapeake proxies to vote their collective 1.2 million shares of common stock (approximately 27% of the outstanding common stock) in favor of the transaction. In addition, Messrs. Woodard, Penton and Mewbourn will enter into Goodwill Protection Agreements in which they have agreed not to compete with Chesapeake in certain areas for 2 years in exchange for payments of $500,000, $500,000 and $300,000, respectively. Chesapeake will also permit a company to be organized by Messrs. Woodard and Penton to occupy Canaan's existing office space for up to 90 days after closing and has granted the company an option to lease all or a part of such space and to purchase office equipment.

     A copy of the press release describing the transaction is attached hereto as Exhibit 99.1.

     The foregoing description is qualified in its entirety by the Agreement and Plan of Merger dated April 19, 2002, filed as Exhibit 2.1 hereto.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

          2.1 Agreement and Plan of Merger dated April 19, 2002, among Canaan Energy Corporation, CHK Acquisition, Inc. and Chesapeake Energy Corporation, including exhibits consisting of Agreement and Limited Irrevocable Proxy, Goodwill Protection Agreement, Office Space Agreement, Release and Opinion.

          2.2 Letter agreement dated April 19, 2002, relating to Goodwill Protection Agreement between Chesapeake Energy Corporation, Leo
                E. Woodard and John K. Penton.

          99.1  Press Release.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CANAAN ENERGY CORPORATION



Date: April 23, 2002                   By: /s/ Michael S. Mewbourn
                                          --------------------------------
                                            Michael S. Mewbourn
                                            Chief Financial Officer